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                          SEcurities purchase AGREEMENT


                                     between


                              hollywood media corp.


                                       and


                                societe generale


                                       and


                        VELOCITY investment partners ltd.


                                   dated as of


                                 April 25, 2001


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

                          SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of April 25 2001, among HOLLYWOOD MEDIA CORP., a Florida corporation (the "Company"), SOCIETE GENERALE, a bank organized under the laws of France ("SG"), and VELOCITY INVESTMENT PARTNERS LTD., a company organized under the laws of the Cayman Islands ("Velocity") (SG and Velocity together, the "Purchasers").

                              W I T N E S S E T H:

         WHEREAS, the Company proposes to issue and sell in the aggregate (a) 942,362 shares (the "Common Shares") of the Company's Common Stock (the "Common Stock"), (b) warrants to purchase up to 451,086 shares of Common Stock pursuant to the terms set forth in the "A" Warrants, the form of which is annexed hereto as Exhibit A, and (c) warrants to acquire up to 1,098,129 shares of Common Stock pursuant to the terms set forth in the "B" Warrants, the form of which is annexed hereto as Exhibit B (the "A" Warrants and the "B" Warrants, collectively, the "Warrants") on a private placement basis pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and the Purchasers desire to purchase the Common Shares and the Warrants, on the terms and subject to the conditions set forth herein; and

         WHEREAS, the registered holders of the Common Shares and the Warrants will have registration rights with respect to such Common Shares and shares of Common Stock and/or, if applicable, other securities issuable upon exercise of the Warrants (such shares of Common Stock and/or, if applicable, other securities, the "Warrant Shares") pursuant to the terms of the Registration Rights Agreement between the Company and the Purchasers (the "Registration Rights Agreement").

         NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01. Certain Definitions. The following terms shall have the following respective meanings:

         "Affiliate" of a Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Call Period" has the meaning set forth in Section 2.03.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock, of such Person.

         "Closing" has the meaning set forth in Section 2.02.

         "Commission" means the United States Securities and Exchange
Commission.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Governmental Authority" means any federal or state government or political subdivision thereof and any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Material Adverse Effect" has the meaning set forth in Section 3.01.

         "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

         "Redemption Date" has the meaning set forth in Section 2.03.

         "Redemption Price" has the meaning ascribed to such term in Section
2.03.

         "Redemption Right" has the meaning set forth in Section 2.03.

         "Reset Period" means the 20 Trading Day intervals beginning on each of October 30, 2001, January 30, 2002, April 30, 2002 and July 30, 2002, or in the event that a registration statement has not been declared effective with respect to the resale of the shares of Common Stock underlying the Warrants by October 30, 2001, then the 20 Trading Day intervals beginning on the one month, four month, seven month and ten month anniversaries of such date that a registration statement with respect to the resale of the shares of the Common Stock underlying the Warrants has been declared effective.

         "SEC Reports" means, collectively, the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

         "Securities Act" means the Securities Act of 1933, as amended.

         'Trading Days" means any day on which the principal market on which the Common Stock trades is open.

         "Transaction Documents" means, collectively, this Agreement, the Registration Rights Agreement and the Warrants.

         "United States" has the meaning ascribed to such term in Rule 902(p) of Regulation S under the Securities Act.



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

         "U.S. Person" has the meaning ascribed to such term in Rule 902(o) of Regulation S under the Securities Act.

                                   ARTICLE II

                                SALE AND PURCHASE

         Section 2.01. Agreement to Sell and to Purchase; Purchase Price. On the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to issue and sell to the Purchasers, and each Purchaser, severally and not jointly, hereby agrees to purchase from the Company, the number of Common Shares set forth opposite such Purchaser's name on Annex A at the purchase price set forth opposite such Purchaser's name on Annex A, payable in immediately available funds to the Company (such purchase price with respect to any Purchaser, the "Purchase Price").

         Section 2.02. Closing. The closing of the sale and purchase of the Common Shares and the Warrants (the "Closing") shall be deemed to take place as of May 1, 2001; provided however that (A) SG shall pay $500,000 of its allocable portion of the Purchase Price on May 15, 2001 (the "Deferred Purchase Price Payment Date") against delivery of 110,866 shares of Common Stock as of such date and (B) Velocity shall pay $250,000 of its allocable portion of the Purchase Price on the Deferred Purchase Price Payment Date against delivery of 55,433 shares of Common Stock as of such date. At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall execute, issue and deliver to each Purchaser certificates evidencing the Common Shares deliverable to such Purchaser as set forth on Annex A (other than Common Shares deliverable in respect of the Deferred Purchase Price Payment date which shall be deliverable as of such date) in such denominations as such Purchaser shall reasonably request; (ii) the Company shall execute, issue and deliver to each Purchaser the number of "A" Warrants and "B" Warrants to purchase shares of Common Stock deliverable to such Purchaser as set forth on Annex A; (iii) each Purchaser shall pay the Purchase Price (other than amounts payable in respect of the Deferred Purchase Price Payment Date which shall be delivered as of such date) by wire transfer as set forth on Annex A to the account designated by the Company in writing prior to the Closing; (iv) the Company shall pay the expenses of the Purchasers set forth in Section 7.02 hereof by wire transfer to the account designated by each Purchaser, in writing prior to the Closing; provided that, if a Purchaser so elects, such expenses may be netted against payment of its Purchase Price payable to the Company pursuant to clause (iii) above; (v) the Company and the Purchasers shall execute and deliver the Registration Rights Agreement; (vi) the Company shall deliver to the Purchasers a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Common Shares and the Warrants and the reservation and issuance of the Warrant Shares upon exercise of the Warrants), which authorization shall be in full force and effect on and as of the date of such certificate, (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed any Transaction Document for or on behalf of the Company and (C) certifying as to the accuracy of the representations and warranties of the Company contained in the Transaction Documents; (vii) W. Robert Shearer, Senior Vice President and General Counsel to the Company, shall deliver to the Purchasers an opinion, dated the date of the Closing and addressed to the Purchasers, covering customary matters; and (viii) the Purchasers shall have received evidence satisfactory to them indicating that availability under the Company's $6.0 million line of credit shall be reduced as a result of this transaction only to the extent of the portion of the Purchase Price paid on the Deferred Purchase Price Payment Date.

         Section 2.03. Redemption (a) The Company shall have the right (the "Redemption Right") from the first Trading Day of each Reset Period until the fifth Trading Day of each such Reset Period (the "Call Period") to repurchase, all, or less than all, of the Common Shares owned by any Purchaser (pro rata between the Purchasers based upon their relative ownership at the time of Closing) at $5.637 (the "Redemption Price"). The Company may exercise its Redemption Right only if shares of Common Stock are issuable pursuant to the "B" Warrants in respect of such Reset Period as of the date of delivery of the notice of redemption.

                  (b) In order to exercise its Redemption Right, the Company shall deliver to each Purchaser a notice of redemption setting forth the date of redemption, which shall be five (5) Trading Days from the date of the notice (the "Redemption Date") and shall be within the period specified in Section 2.03(a) above that the Redemption Right may be effected. Any such notice of redemption shall be irrevocable. The Company shall pay the Redemption Price to each Purchaser, in cash, on the Redemption Date. Notwithstanding the receipt of such notice of redemption, each Purchaser shall be entitled to sell shares of Common Stock at any time prior to the Redemption Date.

                  (c) In addition to the foregoing, if (i) the Company fails to have a registration statement declared effective with respect to the resale of the shares of Common Stock underlying the Warrants within eight (8) months of the date of Closing; (ii) the Company has failed to timely deliver any Warrant Shares to a Purchaser pursuant to an effective exercise of the Warrants, and upon receipt of notice of the failure to deliver the Warrant Shares, has not delivered such shares within five (5) days of receiving such notice; or (iii) the Company has failed to remove a restrictive legend from any security within 15 days of when such legend may be removed pursuant to Section 5.02 hereof, then each Purchaser may demand that the Company repurchase all, or less than all, of the Common Shares owned by such Purchaser at $5.637 per share, which amount shall be paid within five (5) Trading Days from when a Purchaser demands such redemption.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As a material inducement to the Purchasers to purchase the Common Shares and the Warrants, the Company hereby represents and warrants to the Purchasers that on and as of the date hereof and on and as of the Deferred Purchase Price Payment Date (such reaffirmation to be evidenced by acceptance of the payments made by SG and Velocity as of such date):

         Section 3.01. Organization and Standing. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority, and all authorizations, licenses, permits and certifications necessary for it to own its properties and assets and to carry on its business as it is now being conducted (and, to the extent described therein, as described in the SEC Reports) and proposed to be conducted. The Company and each of its subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its businesses makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a material adverse effect on the business, assets, operations, properties, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, or any adverse effect on the Company's ability to consummate the transactions contemplated by, or to execute, deliver and perform its obligations under, each of the Transaction Documents (a "Material Adverse Effect").

         Section 3.02. Securities of the Company. The authorized Capital Stock of the Company consists of one hundred million shares of Common Stock and one million shares of preferred stock; as of March 31, 2001, 25,161,532 shares of common stock and no shares of preferred stock were outstanding and 1,450,000 shares of Common Stock were reserved for issuance upon exercise of outstanding warrants. Except as set forth in the SEC Reports, the Company has no other authorized, issued or outstanding equity securities or securities containing any equity features, or any other securities convertible into, exchangeable for or entitling any person to otherwise acquire any other securities of the Company containing any equity features. The Company has no stock option, incentive or similar plan other than the (1) 1993 Stock Option Plan under which 3,150,000 shares of Common Stock may be issued, (2) the Directors Plan, under which 100,000 shares of Common Stock may be issued, and (3) the 2000 Stock Incentive Plan under which 1,250,000 shares of Common Stock may be issued. All of the outstanding shares of Capital Stock of the Company have been duly and validly authorized and issued, and are fully paid and nonassessable. The Common Shares and the Warrants and all of the Warrant Shares have been duly and validly authorized. When issued against payment therefor as provided in this Agreement, the Common Shares and the Warrants will be validly issued and will constitute valid and enforceable obligations of the Company, enforceable against the Company in accordance with their respective terms (subject to the effects of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity). When issued upon exercise of the Warrants (assuming payment of the exercise price therefor), the Warrant Shares will be validly issued, fully paid and nonassessable, free and clear of all preemptive rights, claims, liens, charges, encumbrances and security interests of any nature whatsoever. A sufficient number of shares of Common Stock has been duly reserved and will remain available for issuance upon exercise of the Warrants. Except as set forth in Schedule 3.02, this Section 3.02 and the SEC Reports, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Capital Stock of the Company or any other securities of the Company of any kind binding on the Company. Except as set forth in Schedule 3.02, neither the issuance of the Common Shares or the Warrants nor the issuance of the Warrant Shares is subject to any preemptive rights, rights of first refusal or other similar limitation. Except as otherwise required by law, there are no restrictions upon the voting or transfer of any shares of the Company's Capital Stock pursuant to the Company's Certificate of Incorporation, bylaws or other documents. Except as provided herein or in the other Transaction Documents, there are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Capital Stock.

         Section 3.03. Authorization; Enforceability. The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Transaction Documents to be executed, delivered or performed by it and has taken all necessary corporate action to authorize the execution, delivery and performance by it of, and the consummation of the transactions contemplated by, the Transaction Documents and such corporate action remains in full force and effect. No other corporate proceeding on the part of the Company is necessary, and no consent of any shareholder of the Company is required, for the valid execution and delivery by the Company of the Transaction Documents, and the performance and consummation by the Company of the transactions contemplated by the Transaction Documents to be performed by the Company. The Company has duly executed and delivered, or concurrently herewith is executing and delivering, each of the Transaction Documents. Assuming the due execution of this Agreement and the Registration Rights Agreement by the Purchasers, this Agreement, the Registration Rights Agreement, the Common Stock and the Warrants constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with each of their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         Section 3.04. No Violation; Consents.

                  (a) The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby to be performed by the Company do not and will not (i) contravene the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its subsidiaries or any of its respective property or assets is bound, (ii) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default or give rise to an event of acceleration under any contract, lease, loan or credit agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it or any of its subsidiaries is bound or to which any of its respective properties or assets is subject, nor result in the creation or imposition of any lien, security interest, charge or encumbrance of any kind upon any of the properties, assets or Capital Stock of the Company or any of its subsidiaries, or (iii) violate any provision of the organizational and other governing documents of the Company or any of its subsidiaries.

                  (b) No consent, approval, authorization or order of, or filing or registration with, any court or Governmental Authority or other Person is required to be obtained or made by the Company for the execution, delivery and performance of the Transaction Documents or the consummation of any of the transactions contemplated thereby (other than the registration of the resale of the Common Shares and the Warrant Shares with the Commission and pursuant to any state "blue sky" laws as contemplated by the Registration Rights Agreement), except for those consents or authorizations previously obtained and those filings previously made.

         Section 3.05. Securities Act Representations. The Company has not offered or sold and will not offer or sell any shares of its Capital Stock (including any shares of Common Stock or any warrants) in this offering other than the Common Shares and the Warrants. Assuming the accuracy of the Purchasers' representations pursuant to Section 4.02 hereof, the sale of the Common Shares and the Warrants hereunder is, and the issuance of the Warrant Shares upon exercise of the Warrants will be, exempt from the registration requirements of the Securities Act. Neither the Company, nor any of its Affiliates, or, to its knowledge, any Person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Common Shares, Warrants or Warrant Shares. Neither the Company,


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nor any of its Affiliates, nor to its knowledge, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security other than pursuant to this Agreement under circumstances that would require registration under the Securities Act of the Common Shares or Warrants to be issued under this Agreement. The Company is eligible to use Form S-3 under the Securities Act to file the Registration Statement (as defined in the Registration Rights Agreement). The Company has not provided the Purchasers with any material non-public information that, according to applicable law, rule or regulation, should have been disclosed publicly by the Company.

         Section 3.06. Solvency; No Default. (a) (a) The Company is, and upon giving effect to the transactions contemplated hereby to be performed by it as of the Closing will be, Solvent. "Solvent" means that, as of the date of determination, (i) the then fair saleable value of the assets of the Company (on a consolidated basis) exceeds the then total amount (on a consolidated basis) of its debts and other liabilities, (including any guarantees and other contingent, subordinated, unmatured or unliquidated liabilities whether or not reduced to judgment, disputed or undisputed, secured or unsecured), (ii) the Company has sufficient funds and cash flow to pay its liability on its existing debts as they become absolute and matured, (iii) final judgments against the Company in pending or, to the Company's knowledge, threatened actions for money damages will not be rendered at a time when, or in an amount such that, the Company will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account (a) the maximum reasonable amount of such judgments in any such actions (other than amounts that would be remote), (b) the earliest reasonable time at which such judgments would be rendered and (c) any reasonably expected insurance recovery with respect thereto), and (iv) the Company does not have unreasonably small capital with which to engage in its present business.

                  (b) The Company is not, and immediately after the consummation of the transactions contemplated hereby to be performed by the Company will not be, in default of (whether upon the passage of time, the giving of notice or both) its organizational and other governing documents, or any provision of any security issued by the Company, or of any agreement, instrument or other undertaking to which the Company is a party or by which it or any of its property or assets is bound, or the applicable provisions of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or Governmental Authority to or by which the Company or any of its property or assets is bound, which default or violation, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         Section 3.07. No Brokers. Other than amounts payable by the Company to Cardinal Capital Management, Inc., no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, placement or similar fee or other commission in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company.

         Section 3.08. SEC Reports; Financial Condition; No Adverse Changes. (a)
(a) The audited consolidated financial statements of the Company and the related notes thereto as of December 31, 2000 reported on by Arthur Andersen LLP, independent accountants, copies of which have heretofore been furnished to the Purchasers and are publicly available, present fairly the financial condition,


                                       7
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results of operations and cash flows of the Company (on a consolidated basis) at such date and for the periods set forth therein (such audited consolidated financial statements, collectively, the "Financial Statements"), copies of which have heretofore been furnished to the Purchasers and are publicly available, present fairly the financial condition, results of operations and cash flows of the Company (on a consolidated basis) at such date and for the periods set forth therein, subject to normal year end adjustments with respect to December 31, 2001 Financial Statements). The Financial Statements, including the related schedules and notes thereto (if any), have been prepared in accordance with generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board as in effect on the date of filing of such documents with the Commission, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) unless otherwise expressly stated therein. Except as disclosed in the SEC Reports, during the period from January 1, 2001 to and including the date hereof, there has been no sale, transfer or other disposition by the Company of any material part of the business, property or securities of the Company and no purchase or other acquisition of any business, property or securities by the Company material in relation to the financial condition of the Company.

                  (b) Except as are fully reflected or reserved against in the Financial Statements and the notes thereto, there are no liabilities or obligations with respect to the Company or any of its subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) that, either individually or in the aggregate, after taking into account (a) the maximum reasonable amount of any liability that may arise on account of any litigation or any other contingent liability or obligation (other than amounts that would be remote), (b) the earliest reasonable time at which any such liability or obligation may become due and (c) any reasonably expected insurance recovery with respect thereto, could reasonably be expected to have a Material Adverse Effect.

                  (c) Since December 31, 2000, except as set forth in the SEC Reports, there has been no development or event, nor any prospective development or event known to the Company or any of its subsidiaries, or any litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a court or administrative agency of competent jurisdiction pending, threatened or, to the knowledge of the Company, contemplated, or any action of any Governmental Authority, that has had or could reasonably be expected to have a Material Adverse Effect.

         Section 3.09. Use of Proceeds; Federal Regulations. No part of the net proceeds from the sale of the Common Shares and the Warrants will be used in a manner that would violate the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Company will not use such proceeds other than for or in connection with general working capital.

         Section 3.10. Subsidiaries. As of the date hereof, the Company has no subsidiaries other than those listed on Schedule 3.10 hereto.



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         Section 3.11. No Integrated Offering. Neither the Company nor any of
its Affiliates, nor to its knowledge any Person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the offer and sale of the Common Shares and Warrants.

         Section 3.12. No Litigation. Except as set forth on Schedule 3.12, no litigation or claim (including those for unpaid taxes), or environmental proceeding against the Company or any of its subsidiaries is pending, threatened or, to the Company's best knowledge, contemplated that, if determined adversely, would (after taking into consideration any reasonably expected insurance recovery with respect thereto) have a Material Adverse Effect on the Company. There is no action, suit or proceeding pending against the Company or any of its subsidiaries seeking to restrain or enjoin the performance of, prevent the consummation of, or otherwise challenge the Transaction Documents or the transactions contemplated thereby.

         Section 3.13. Environmental Matters. The Company and each of its subsidiaries is in compliance in all material respects with all applicable state and federal environmental laws, and no event or condition has occurred that may interfere in any material respect with the compliance by the Company or any of its subsidiaries with any environmental law or that may give rise to any liability under any environmental law that, individually or in the aggregate, would have a Material Adverse Effect.

         Section 3.14. Intellectual Property. The Company (and/or its subsidiaries) owns or has licenses to use certain patents, copyrights and trademarks ("intellectual property") associated with its business. The Company and its subsidiaries have all intellectual property rights that are needed to conduct the business of the Company and its subsidiaries as it is now being conducted as disclosed in the SEC Reports. The intellectual property rights that the Company (and/or its subsidiaries) owns are valid and enforceable. The use of such intellectual property by the Company (and/or its subsidiaries') does not infringe upon or conflict with any right of any third party in any material respect, and neither the Company nor any of its subsidiaries has received notice, written or otherwise, of any such infringement or conflict. Except as set forth in the SEC Reports, the Company has no knowledge of any infringement of its (and/or its subsidiaries) intellectual property by any third party in any material respect.

         Section 3.15. Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it and its subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

         Section 3.16. Related Party Transactions. Except as set forth in the SEC Reports, none of the officers, directors, employees or 5% or greater shareholders of the Company is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or the advances of money or otherwise requiring payments to or from any such officer, director, employee or shareholder or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, employee or shareholder has a substantial interest or is an officer, director, trustee or partner.

         Section 3.17. Permits. The Company and each of its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits except for such Company Permits the failure of which to possess, or the cancellation or suspension of which, would not, individually or in the aggregate, have a Material Adverse Effect. To the best of its knowledge neither the Company nor any of its subsidiaries is in material conflict with, or in material default or material violation of, any of the Company Permits.

         Section 3.18. Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         Section 3.19. Tax Returns. The Company has filed or caused to be filed all Federal tax returns and all material state and local tax returns required to have been filed by it and has paid or caused to be paid all taxes shown to be due and payable by it on such returns or on any assessments received by it, except any such tax, the validity or amount of which is being contested in good faith by appropriate proceedings and as to which the Company has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles. Neither the Company nor its subsidiaries has received any tax assessment, notice of audit, notice of proposed adjustment or deficiency notice from any taxing authority.

         Section 3.20. Disclosure. The statements contained in the SEC Reports and the schedules, certificates and exhibits furnished to the Purchasers by or on behalf of the Company in connection herewith do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. The SEC Reports contain all material information concerning the Company required to be set forth therein, and no event or circumstance has occurred or exists since December 31, 2000, that would require the Company to disclose such event or circumstance in order to make the statements in the SEC Reports not misleading as of the date of the Closing but that has not been so disclosed. The Company hereby acknowledges that the Purchasers are and will be relying on the SEC Reports and the Company's representations, warranties and covenants contained herein in making an investment decision with respect to the Common Shares and the Warrants and will be relying thereon (together with future reports filed with the Commission) in connection with any transfer of Common Shares, Warrants and Warrant Shares or any acquisition of Warrant Shares upon exercise of the Warrants.

                                   ARTICLE IV

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

         Each Purchaser hereby acknowledges, represents, warrants and covenants, severally and not jointly, to the Company that on and of the date hereof and on and as of the Deferred Purchase Price Payment Date (such reaffirmation to be evidenced by the payments made by SG and Velocity as of such date):

         Section 4.01. Authorization; Enforceability; No Violations.

                  (a) Such Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction, has all requisite power and authority to execute, deliver and perform the terms and provisions of this Agreement and the Registration Rights Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby to be performed by it.

                  (b) The execution, delivery and performance by such Purchaser of this Agreement and the Registration Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby to be performed by it do not and will not violate any provision of (i) such Purchaser's organizational documents or (ii) any law, statute, rule, regulation, order, writ, injunction, judgment or decree to which such Purchaser is subject. Such Purchaser has duly executed and delivered this Agreement and has executed and delivered, or concurrently herewith is executing and delivering, the Registration Rights Agreement. Assuming the due execution hereof and thereof by the Company, each of this Agreement and the Registration Rights Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         Section 4.02. Securities Act Representations; Legends.

                  (a) Such Purchaser understands that: (i) the offering and sale of the Common Shares and the Warrants to be issued and sold hereunder is intended to be exempt from the registration requirements of the Securities Act;
(ii) neither the Common Shares or the Warrants nor the Warrant Shares have been registered under the Securities Act or any other applicable securities laws and such securities may be resold only if registered under the Securities Act and any other applicable securities laws or if an exemption from such registration requirements is available; and (iii) the Company is required to register any resale of the Common Shares, the Warrants or the Warrant Shares under the Securities Act and any other applicable securities laws only to the extent provided in the Registration Rights Agreement.

                  (b) The Common Shares and the Warrants to be acquired by such Purchaser pursuant to this Agreement and the Warrant Shares issuable upon exercise of the Warrants are being acquired for its own account, for investment purposes, and not with a view to, or for sale in connection with, any distribution thereof (other than the resale of Common Shares and Warrant Shares pursuant to an effective registration statement as contemplated by the Registration Rights Agreement) in violation of the Securities Act or any other securities laws that may be applicable.

                  (c) Such Purchaser is not an affiliate (as such term is defined in the Securities Act) of the Company.

                  (d) Such Purchaser (i) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Common Shares and the Warrants and is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Common Shares and the Warrants; (ii) believes that its investment in the Common Shares and the Warrants are suitable for it based upon its objectives and financial needs, and such Purchaser has adequate means for providing for its current financial needs and business contingencies and has no present need for liquidity of investment with respect to the Common Shares and the Warrants; (iii) has no present plan, intention or understanding and has made no arrangement to sell the Common Shares, the Warrants or the Warrant Shares at any predetermined time or for any predetermined price; (iv) has not purchased, sold or entered into any put option, short position or similar arrangement with respect to the Common Stock, and will not, for so long as it owns any Common Shares, Warrants or Warrant Shares, purchase, sell or enter into any such put option, short position or similar arrangement in any manner that violates the provisions of the Securities Act or the Exchange Act.

                  (e) No oral or written statements or representations have been made to such Purchaser by or on behalf of the Company in connection with the offering and sale of the Common Shares and the Warrants hereunder other than those set forth in the SEC Reports, or as set forth herein or in the other Transaction Documents, and such Purchaser is not subscribing for the Common Shares and the Warrants as a result of, or in response to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting.

                  (f) Such Purchaser acknowledges that the Securities Act restricts the transferability of securities, such as the Common Shares, Warrants and Warrant Shares, issued in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereunder, and that, subject to Section 5.02 hereof, the certificates representing the Common Shares, the Warrants and the Warrant Shares will bear a legend in substantially the following form, by which such Purchaser and each subsequent holder of such securities will be bound:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE (AND AS OF THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, ANY UNDERLYING SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE OR ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY NOT BE

OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A) TO HOLLYWOOD MEDIA CORP. (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE HOLDER OF THIS CERTIFICATE AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY OR ANY SECURITY ISSUED UPON CONVERSION HEREOF IS TRANSFERRED (UNLESS SUCH SECURITY IS TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY PROPOSED TRANSFER PURSUANT TO CLAUSES (B), (C) OR (D) ABOVE, THE COMPANY MAY REQUIRE THAT THE TRANSFEROR FURNISH IT WITH AN OPINION OF COUNSEL CONFIRMING THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

         Section 4.03. No Brokers. No broker, finder, agent or similar intermediary is entitled to any broker's, finder's, placement or similar fee or other commission in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser.

         Section 4.04. No Influence on Business. Each Purchaser covenants and agrees, severally and not jointly, with the Company that it does not presently intend to: (a) in any manner exercise or attempt to exercise a controlling influence over the management or policies of the Company or attempt to influence the business activities or decisions or the Company; (b) propose a director or slate of directors to serve on the board of directors of the Company; (c) have or seek to have a representative of such Purchaser be appointed to serve as a director of the Company or participate as an observer at meetings of the board of directors (or committees thereof) or have or seek to have any employee or representative of such Purchaser serve as an officer, agent or employee of the Company; (d) attempt to influence the dividend policies or practices of the Company; (e) solicit or participate in soliciting proxies with respect to any matter presented to the shareholders of the Company; (f) dispose or threaten to dispose of the Common Shares, Warrants or Warrant Shares to any third party in any manner as a condition to specific action or non-action by the Company; or
(g) enter into any joint venture, enterprise or undertaking of any kind with the Company.

         Section 4.05. Limitations on Resales.

                  (a) SG covenants and agrees, that it (together with its Affiliates) will not transfer the Common Shares or the Warrants to any Person (together with such Person's Affiliates), other than the Company or Affiliates of SG, in a transaction or series of transactions, in an aggregate principal amount in excess of such principal amount as would be convertible or exercisable at the date of transfer into in excess of 2% of the issued and outstanding shares of Common Stock of the Company. SG further covenants and agrees, severally and not jointly, that it will not knowingly transfer to any Person (together with such Person's Affiliates), other than the Company or Affiliates of SG, in a transaction or series of transactions, Warrant Shares in an aggregate amount in excess of 2% of the issued and outstanding shares of Common Stock of the Company (based upon the number of shares of Common Stock of the Company issued and outstanding on the applicable date of transfer); in furtherance thereof, SG covenants and agrees that it shall not during any five
(5) consecutive trading days transfer Warrant Shares in secondary market transactions in which the identity of the acquiror is not known to SG in an amount in excess of 2% of the issued and outstanding shares of Common Stock of the Company (based upon the number of shares of Common Stock of the Company issued and outstanding on the applicable date of transfer). SG covenants and agrees that the foregoing transfers to third parties shall be made in bona fide, arms-length transactions and that upon any such transfer, it will not retain the power to control the disposition of the securities transferred or, in the case of Warrant Shares, to direct the voting with respect thereto.

                  (b) SG covenants and agrees that it (together with its Affiliates) will not, on any day during the twenty (20) Trading Days prior to, or any day of ,any Reset Period, sell or otherwise transfer shares of Common Stock in an aggregate amount equal to more than fifteen percent (15%) of the average daily trading volume of the Common Stock during the fifteen (15) Trading Days preceding such forty (40) Trading Day period.

                  (c) Velocity covenants and agrees that it (together with its Affiliates) will not, on any day during the twenty (20) Trading Days prior to, or any day of, any Reset Period, sell or otherwise transfer shares of Common Stock in an aggregate amount equal to more than ten percent (10%) of the average daily trading volume of the Common Stock during the fifteen (15) Trading Days preceding such forty (40) Trading Day period.

                                    ARTICLE V

                                    COVENANTS

         Section 5.01. Limitation on Issuance of Securities.

                  (a) The Company will not make any offer to sell, solicit any offer to buy, agree to sell or sell any security or right to acquire any security, except at such time and in such manner so as not to cause the loss of any of the exemptions for the offer and sale of the Common Shares or the Warrants hereunder and for the issuance of the Warrant Shares upon exercise of the Warrants from the registration requirements under the Securities Act or under the securities or "blue sky" laws of any jurisdiction in which such offer, sale or issuance is made.

                  (b) In addition to the foregoing limitation on the issue of securities, for a period commencing on the date of the Closing and ending four
(4) months after a registration statement relating to the resale of the Common Shares and Warrant Shares is declared effective, without obtaining the prior written consent of the Purchasers, the Company will not (1) issue a floating convertible or similar security that provides for a minimum conversion price less than $4.5099 or (2) issue common stock or securities convertible into common stock in a capital raising transaction at a price that is less than 90% of the then existing Market Price at the time of issuance. For purposes of the foregoing "Market Price" means the lesser of (i) the ten (10) day average closing price preceding the closing or (ii) the closing price on the closing date of such transaction. Notwithstanding the foregoing, the Company shall be able to issue any such securities in connection with strategic transactions to a strategic investor and in connection with any exercise by Viacom, Inc. of its participation rights related to this transaction or any other such strategic transaction.

                  (c) Each Purchaser, until 12 months following the effectiveness of the Registration Statement, shall have the right to participate, up to the amount such Purchaser invested at the Closing (the "Participation Interest"), in issuances by the Company for capital raising purposes of equity securities (or securities convertible into or exercisable for, equity securities) other than bona fide underwritten offerings registered under the Securities Act or issuances of securities in connection with strategic transactions to a strategic investor. In the event the Company proposes to issue a security to which the Purchasers would be entitled to participate pursuant to the foregoing, the Company shall notify each Purchaser in writing at least 15 days prior to the issuance date of the proposed issuance date, the terms of such offering and such Purchaser's Participation Interest up to which it is entitled to participate. In order to participate in such offering, a Purchaser must notify the Company in writing at least ten (10) days prior to the designated issuance date and specify the amount of securities, up to its pro rata amount, that it wishes to purchase. If a Purchaser does not so notify the Company, the Company may issue such securities on the terms set forth in the notice to such Purchaser. In the event the terms of the offer are subsequently varied by the Company, the Company must then again notify such Purchaser as set forth above.

         Section 5.02. Transfer Restrictions; Delivery of Warrant Shares.

                  (a) Each Purchaser acknowledges that any proposed offer, sale, pledge or other transfer of Common Shares, Warrants or Warrant Shares prior to the date that is two (2) years from the Closing (or such other date as may be required pursuant to Rule 144 under the Securities Act (or similar successor provision) as in effect from time to time), in the absence of registration under the Securities Act, is limited. Accordingly, prior to such passage of time or such registration, the Common Shares, the Warrants or the Warrant Shares may be offered, sold, pledged or otherwise transferred only (i) to the Company, (ii) in an offshore transaction in accordance with Rule 904 under the Securities Act,
(iii) pursuant to any other exemption from registration provided by the Securities Act, (iv) pursuant to Rule 144 under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act; in the case of any transfer pursuant to clause (ii), (iii) or (iv), the Company shall be entitled to receive an opinion of the selling Purchaser's counsel, in form and substance reasonably satisfactory to the Company, to the effect that registration is not required in connection with such disposition. Any Common Shares or Warrants sold to the Company may not be reissued or resold.

                  (b) The Company agrees to issue certificates representing the Common Shares, Warrants or Warrant Shares without the legend referenced in
Section 4.02(a) above at such time as (i) the holder thereof is permitted to dispose of such Common Shares, Warrants or Warrant Shares pursuant to Rule 144
(k) under the Securities Act (to the extent applicable), (ii) such Common Shares, Warrants or Warrant Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company) are able to dispose of such securities publicly without registration under the Act and such legend is no longer required to be included on the certificates representing the Common Shares, Warrants or Warrant Shares or (iii) such Common Shares, Warrants or Warrant Shares are sold or are available for resale pursuant to an effective registration statement under the Securities Act.

                  (c) In the alternative to physical delivery of certificates for Warrant Shares, if delivery of the Warrant Shares pursuant to any conversion thereunder may be effectuated by electronic book-entry through The Depositary Trust Company ("DTC"), delivery of Warrant Shares pursuant to such conversion shall, if requested by the relevant Purchaser (or holder of Warrant Shares), settle by book-entry transfer through DTC by the third trading day following the date of exercise of the Warrants pursuant to the terms thereof, as appropriate. The parties agree to coordinate with DTC to accomplish this objective.

         Section 5.03. Rules 144; Current Information. For so long as any Common Shares, Warrants or Warrant Shares are outstanding, the Company will (i) cause its Common Stock to continue to be registered under Section 12 of the Exchange Act, file all reports required to be filed by it under the Securities Act and the Exchange Act and will take such further actions as any Purchaser may reasonably request, all to the extent required from time to time to enable a Purchaser to sell Common Shares, Warrants and Warrant Shares without registration under the Securities Act pursuant to the safe harbors and exemptions provided by Rule 144 under the Securities Act (to the extent applicable), as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, and (ii) furnish each Purchaser with all reports, proxy statements and registration statements that the Company files with the Commission or distributes to its securityholders pursuant to the Securities Act and the Exchange Act at the times of such filings and distributions (unless such documents are available electronically from the Commission or elsewhere without charge and within a period reasonably contemporaneous with the filing thereof with the Commission, in which case such documents need not be provided to any Purchaser). Upon the request of a Purchaser, the Company will deliver to such Purchaser a written statement as to whether it has complied with the foregoing requirements.

         Section 5.04. Reservation of Warrant Shares. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, sufficient shares of Common Stock to provide for the issuance of the Warrant Shares in an amount equal to the balance of the Warrant Shares not then yet issued.

         Section 5.05. Publicity. The Company shall, no later than 10 business days after the Closing, (i) file a Form 8-K or Form 10-Q with the Commission disclosing the transactions contemplated by this Agreement (attaching the Transaction Documents as exhibits thereto), (ii) publicly announce the Company's financial results for the three months ended March 31, 2001, and (iii) at its option, at any time issue a press release with respect to the Transaction Documents, in a form which has been reviewed and is reasonably acceptable to the Purchasers.

                                   ARTICLE VI

                                 INDEMNIFICATION

         Section 6.01. Indemnification. In consideration of the Purchasers' execution and delivery of this Agreement, the Registration Rights Agreement and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchasers and all of their partners, officers, directors, employees, members and any of the foregoing persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action or which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the breach by the Company of any representation, warranty or covenant in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee to the extent arising out of such Indemnitee's breach of the Transaction Documents, willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Article VII shall be the same as those set forth in Section 4 of the Registration Rights Agreement, including, without limitation, those procedures with respect to the settlement of claims and Company's right to assume the defense of claims.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01. Press Releases and Disclosure. No party hereto shall issue any press release or make any other public disclosure related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules. If any such press release or public disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is satisfactory to all parties.

         Section 7.02. Expenses. Except as otherwise expressly provided for herein, the Company will pay all of SG's and Velocity's attorneys' fees and expenses incurred in connection with the negotiation of the Transaction Documents, subject to a maximum of $32,000 ($5,000 of which was previously paid by the Company) and $10,000, respectively. The expenses of SG and Velocity shall be payable at the Closing (and on the Deferred Purchase Price Payment Date, as applicable) and may be netted, to the extent payable pursuant to the preceding sentence, against the Purchase Price otherwise payable to the Company by SG and Velocity.

         Section 7.03. Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice: (i) if to the Company, to:
Hollywood Media Corp., 2255 Glades Rd., Ste. 237W, Boca Raton, Florida,
Attention: Mitchell Rubenstein, Chairman and CEO, Facsimile No.: (561) 998-2974, with copies (which shall not constitute notice) to: Hollywood Media Corp., 2255 Glades Rd., Ste. 237W, Boca Raton, Florida, Attention: W. Robert Shearer, Senior Vice President and General Counsel, Facsimile No.: (561) 998-2974; and (ii) if to any Purchaser at the address of such Purchaser set forth on Annex A. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service.

         Section 7.04. Entire Agreement. This Agreement (together with the other Transaction Documents and all other documents delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

         Section 7.05. Amendment and Waiver. This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification or waiver is sought to been enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

         Section 7.06. Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or any Purchaser without the prior written consent of the other parties hereto; provided that each Purchaser may assign or delegate its rights, duties and obligations hereunder to any Affiliate of such Purchaser. Except as provided in the preceding sentence, any purported assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the other party hereto shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth above.

         Section 7.07. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

         Section 7.08. Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

         Section 7.09. Titles and Headings. Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

         Section 7.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         Section 7.11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                  HOLLYWOOD MEDIA CORP.

                             By:
                                    -------------------------------------------
                                    Name:
                                    Title:



                                  SOCIETE GENERALE

                             By:
                                    -------------------------------------------
                                    Name:
                                    Title:



                                  VELOCITY INVESTMENT PARTNERS LTD.

                             By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                                                         Annex A
                                                                         -------



                                   Purchasers
                                   ----------

----------------------------------------------------- ------------------------------------------------ ---------------------------
                                                      Shares of Common Stock/Warrants Purchased from   Aggregate
Purchaser Name                                        the Company                                      Purchase Price
and Notice Address                                                                                     Paid at Closing
----------------------------------------------------- ------------------------------------------------ ---------------------------
                                                      576,504 Common Shares                            $2,600,000
Societe Generale                                      273,562 "A" Warrant Shares
c/o SG Cowen Securities Corporation                   658,878 "B" Warrant Shares
1221 Avenue of the Americas
New York, NY 10020
Attn:  Guillaume Pollet
Facsimile No.:  (212) 278-5467
Telephone No.:  (212) 278-5260


with a copy to:
--------------

Jones, Day, Reavis & Pogue
599 Lexington Avenue
New York, New York 10022
Attn:  J. Eric Maki
Facsimile No.:  (212) 755-7306
Telephone No.:  (212) 326-3780
----------------------------------------------------- ------------------------------------------------ ---------------------------
Velocity Investment Partners Ltd.                     365,858 Common Shares                            $1,650,000
333 West Wacker Drive                                 177,524 "A" Warrant Shares
Suite 1410                                            439,251"B" Warrant Shares
Chicago, IL 60606
Attn: Richard Marks or John Ziegelman
Facsimile No.: 312-236-3030
Telephone No.: 312-236-4411

----------------------------------------------------- ------------------------------------------------ ---------------------------

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